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                                                                    EXHIBIT 23.5

                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent oil and gas consultants, Ryder Scott Company hereby consents to the incorporation by reference of our report letter to Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum"), dated March 14, 2001, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 2000, and of our report letter dated March 14, 2000, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 1999 in this Registration Statement on Form S-3 (the "Registration Statement") of Magnum, to all references to Ryder Scott Company in this Registration Statement and to the reference to our firm as engineers in the Registration Statement.

                                             /s/ Ryder Scott Company, L.P.
                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
July 8, 2002